Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces $0.31 Adjusted FFO per Diluted Share for the First Quarter 2016

and Increases 2016 Adjusted FFO Guidance Range to $1.26 to $1.32 per Diluted Share

Radnor, PA, April 20, 2016 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three months ended March 31, 2016.

Management Comments

“During the first quarter, we have executed several landmark transactions that transformed our balance sheet, improved our operating platform and provided additional growth opportunities going forward,” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust.  “We made excellent progress on our 2016 business plan completing 90% of our $850 million disposition target as we continue reducing or exiting non-core markets. Our remaining portfolio has produced strong operating results. We have increased our speculative revenue target by 12.9% and have completed 76% of our operational business plan.  Leasing at FMC was strong with 85,000 square feet of leases signed during the quarter bringing us to 75% leased. We are also excited about being selected by Drexel University as the Master Developer for Schuylkill Yards, a 14-acre site in the heart of University City that will provide excellent growth for years to come. Based on our strong first quarter results, we are raising our 2016 adjusted FFO guidance from $1.23 to $1.30 per diluted share to $1.26 to $1.32 per diluted share.”

First Quarter Highlights

Financial Results

▪

Funds from Operations (FFO); ($11.6) million, or ($0.07) per basic share, which includes a $66.6 million, or $0.38 per share, charge for the early extinguishment of debt related to our sale of Cira Square.

▪	Adjusted FFO; $55.0 million, or $0.31 per diluted share. We have excluded the early extinguishment of debt charge from our adjusted FFO.
▪

Net income available to common shareholders; $44.1 million, or $0.25 per share, which includes a $66.6 million, or $0.38 per share, charge for the early extinguishment of debt related to our sale of Cira Square.

Portfolio Results

▪	Core portfolio was 92.8% occupied and 94.1% leased.
▪	Signed 1.2 million square feet of new and renewal leases.
▪	Rental rate mark-to-market increased to 13.3% / 3.4% on GAAP/cash basis.

2016 Business Plan Revisions

▪	Increased cash same store growth range from 2-4% to 4-5%.
▪	Increased GAAP same store growth range from 2-4% to 3-4%.
▪	Increased speculative revenue by $3.2 million to $28.1 million, or 12.9%.

555 East Lancaster Avenue, Suite 100, Radnor, PA  19087 Phone: (610) 325-5600 • Fax: (610) 325-5622

2016 Transaction Activity

▪

As previously announced, on February 4, 2016, we completed a series of related transactions with affiliates of Och Ziff Capital Management Group LLC ("Och Ziff") that resulted in the sale of 58 office properties that contain approximately 3.9 million rentable square feet.  The transactions value the portfolio at $398.1 million.  The portfolio was 91.4% occupied as of the closing date.

Brandywine received approximately $354.0 million of proceeds.  Brandywine will continue to provide property management, leasing and construction management services for a majority of the portfolio.

▪

As previously announced, on February 5, 2016, we completed the sale of our interests in Cira Square located in the University City submarket of Philadelphia, Pennsylvania for $354.0 million, or $410 per square foot, resulting in a gain of approximately $115.8 million.

▪

As previously announced, on January 29, 2016, we sold our 50% ownership interest in an unconsolidated real estate venture known as Coppell Associates for net cash proceeds of $4.6 million after closing costs and related debt payoff.

▪	On March 2, 2016, we paid $12.8 million, to increase our ownership interest from 30% to 50% in evo, a 33-story, 850 bed student housing tower located in Philadelphia, Pennsylvania.

2016 Development Activity

▪

In March, we announced that we were selected by Drexel University as master developer of Schuylkill Yards, a 20-year six-phase, multi-component 14 acre / 5.1 million square foot development of office, residential, advanced manufacturing, research facilities and academic facilities in the University City section of Philadelphia.  Schuylkill Yards is located adjacent to Amtrak 30th Street Station and is in close proximity to Cira Centre and Cira Centre South.

▪

In March, we signed an 111,000 square foot, 12-year lease for a build-to-suit property located at 933 First Avenue in King of Prussia, Pennsylvania.  We will commence construction on the 100% pre-leased building in April 2016. Estimated construction costs total $29.2 million, with delivery anticipated in the second quarter 2017. We expect to fund the project with available cash balances and/or our unsecured line of credit.

2016 Finance / Capital Markets Activity

▪

On April 1, 2016, the entire $149.9 million principal balance of the 2016 6.00% Guaranteed Unsecured Notes was repaid upon maturity.  Available cash balances were used to fund the repayment of the unsecured notes.

▪	On April 7, 2016, we refinanced a mortgage secured by our Two Logan Square property for $86.9 million with a 3.98% fixed interest rate maturing in May 2020.
▪

As previously announced in January, we prepaid two secured mortgages totaling $212.4 million.  The mortgages were secured by our Cira Square and Cira South Garage.  The prepayment of the mortgages resulted in a $53.4 million cash charge for the early extinguishment of debt and a $13.2 million charge for the write-off of unamortized debt costs.

▪	We have no outstanding balance on our $600.0 million unsecured revolving credit facility as of March 31, 2016.
▪	We have $423.5 million of cash and cash equivalents on-hand as of March 31, 2016.

Results for the Three Months Ended March 31, 2016

FFO available to common shares and units in the first quarter of 2016 totaled ($11.6) million or ($0.07) per basic share versus $58.5 million or $0.32 per diluted share in the first quarter of 2015.  FFO for the first quarter of 2016 includes a $66.6 million, or $0.38 per share charge for the early extinguishment of debt due to our first quarter sale of Cira Square.  Adjusted FFO, excluding the $0.38 per share charge, totaled $55.0 million, or $0.31 per diluted share.  Our first quarter 2016 payout ratio ($0.15 common share distribution / $0.31 adjusted FFO per diluted share) was 48.4%.

Net income allocated to common shares totaled $44.1 million or $0.25 per diluted share in the first quarter of 2016 compared to a net income allocated to common shares totaled $6.7 million or $0.04 per diluted share in the first quarter of 2015.

Operating and Leasing Activity

In the first quarter of 2016, our Net Operating Income (NOI) excluding termination revenues and other income items increased 4.6% on a GAAP basis and increased 5.5% on a cash basis for our 109 same store properties, which were 92.3% and 90.0% occupied on March 31, 2016 and March 31, 2015, respectively.

We leased approximately 1,211,000 square feet and commenced occupancy on 448,000 square feet during the first quarter of 2016.  The first quarter occupancy activity includes 159,000 square feet of renewals, 160,000 square feet of new leases and 129,000 square feet of tenant expansions.  We have an additional 207,000 square feet of executed new leasing scheduled to commence subsequent to March 31, 2016.

We achieved a 51.1% tenant retention ratio in our core portfolio with net negative absorption of (117,000) square feet during the first quarter of 2016.  First quarter rental rate growth increased 13.3% as our renewal rental rates increased 5.7% and our new lease/expansion rental rates increased 23.2%, all on a GAAP basis.

At March 31, 2016, our core portfolio of 116 properties comprising 17.0 million square feet was 92.8% occupied and we are now 94.1% leased (reflecting new leases commencing after March 31, 2016).

Distributions

On March 9, 2016, our Board of Trustees declared a quarterly cash dividend of $0.15 per common share, payable on April 18, 2016 to holders of record on April 4, 2016.  Our Board of Trustees also declared a quarterly dividend of $0.43125 for each 6.90% Series E Cumulative Redeemable Preferred Share, payable on April 15, 2016 to holders of record on March 30, 2016.

2016 Earnings and FFO Guidance

Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are increasing our previously issued adjusted FFO 2016 guidance from $1.23 to $1.30 per diluted share to $1.26 to $1.32 per diluted share.  This guidance is provided for informational purposes and is subject to change.  The following is a reconciliation of the calculation of 2016 FFO and earnings per diluted share:

Guidance for 2016		Range

Income per diluted share allocated to common shareholders	$0.74	to	$0.80
Plus: real estate depreciation, amortization	1.16		1.16

Less: gain on sale of Cira Square	(0.64)		(0.64)

Adjusted FFO per diluted share	$1.26	to	$1.32

Adjustment:

Loss on early prepayment of mortgage debt	(0.38)	to	(0.38)

FFO for diluted share, allocated to common shareholders	$0.88	to	$0.94

Our 2016 FFO guidance does not include income arising from the sale of undepreciated real estate.  Other key assumptions include:

•	Occupancy ranging between 93-94% by year-end 2016 with 94-95% leased;
•	9-11% GAAP increase in overall lease rates with a resulting 3-4% increase in 2016 same store GAAP NOI;

•	4-5% increase in 2016 same store cash NOI growth;
•	Speculative Revenue Target: Increased by $3.2 million to $28.1 million, 76% achieved;
•	No acquisitions and one new office development start (933 First Avenue);
•	$850.0 million of aggregate sales activity during 2016; $765 million executed;
•	Annual FFO per diluted share based on 177.4 million fully diluted weighted average common shares; and
•	Adjusted FFO represents FFO excluding $66.6 million, or $0.38 per diluted share related to the pre-payment of two mortgages related to our sale of Cira Square.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Washington, D.C., and Austin markets.  Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 233 properties and 29.6 million square feet as of March 31, 2016.  Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together.  Our deep commitment to our communities was recognized by NAIOP naming Brandywine the 2014 Developer of the Year – the highest honor in the commercial real estate industry.  For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast

BDN management will discuss updated earnings guidance for fiscal 2016 on Thursday, April 21, 2016, during the company’s earnings call.  The conference call will begin at 9:00 a.m. Eastern Time and will last approximately one hour.  The conference call can be accessed by dialing 1-800-683-1525 and providing conference ID: 95093018.  Beginning two hours after the conference call, a taped replay of the call can be accessed through Thursday, May 5, 2016, by calling 1-855-859-2056 and entering access code 95093018. The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.

Looking Ahead - Second Quarter 2016 Conference Call

We anticipate we will release our second quarter 2016 earnings on Wednesday, July 20, 2016, after the market close and will host our second quarter 2016 conference call on Thursday, July 21, 2016 at 9:00 a.m. Eastern Time.  We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.

Forward-Looking Statements

Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2015. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures

We compute our financial results in accordance with generally accepted accounting principles (GAAP).  Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance.  At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us.  NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures.  Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests.  To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release.  FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Net Operating Income (NOI)

NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests.  In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization.  NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently.  NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.

Core Portfolio

Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2016	2015
ASSETS	(unaudited)
Real estate investments:
Operating properties	$3,703,193	$3,693,000
Accumulated depreciation	(891,263)	(867,035)
Operating real estate investments, net	2,811,930	2,825,965
Construction-in-progress	319,656	268,983
Land held for development	132,747	130,479
Total real estate investments, net	3,264,333	3,225,427
Cash and cash equivalents	423,517	56,694
Accounts receivable, net of allowance of $1,950 and $1,736 in 2016 and 2015, respectively	14,027	17,126
Accrued rent receivable, net of allowance of $13,313 and $14,442 in 2016 and 2015, respectively	133,720	145,092
Assets held for sale, net	-	584,365
Investment in real estate ventures, at equity	278,659	241,004
Deferred costs, net	90,973	101,419
Intangible assets, net	100,063	111,623
Other assets	72,772	71,761
Total assets	$4,378,064	$4,554,511
LIABILITIES AND BENEFICIARIES' EQUITY
Mortgage notes payable, net	345,310	545,753
Unsecured term loans, net	247,882	247,800
Unsecured senior notes, net	1,591,756	1,591,164
Accounts payable and accrued expenses	112,203	99,856
Distributions payable	28,295	28,249
Deferred income, gains and rent	27,331	30,413
Acquired lease intangibles, net	23,248	25,655
Liabilities related to assets held for sale	-	2,151
Other liabilities	37,749	31,379
Total liabilities	$2,413,774	$2,602,420
Commitments and contingencies
Brandywine Realty Trust's Equity:
Preferred Shares (shares authorized-20,000,000)
6.90% Series E Preferred Shares, $0.01 par value; issued and outstanding- 4,000,000 in 2016 and 2015	40	40
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 174,890,432 and 174,688,568 issued and outstanding in 2016 and 2015, respectively	1,749	1,747
Additional paid-in-capital	3,255,908	3,252,622
Deferred compensation payable in common shares	13,155	11,918
Common shares in grantor trust, 847,007 in 2016, 745,686 in 2015	(13,155)	(11,918)
Cumulative earnings	545,041	499,086
Accumulated other comprehensive loss	(14,271)	(5,192)
Cumulative distributions	(1,842,450)	(1,814,378)
Total Brandywine Realty Trust's equity	1,946,017	1,933,925
Non-controlling interests	18,273	18,166
Total beneficiaries' equity	1,964,290	1,952,091
Total liabilities and beneficiaries' equity	$4,378,064	$4,554,511

BRANDYWINE REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
Revenue
Rents	$110,163	$120,410
Tenant reimbursements	20,054	22,654
Termination fees	294	636
Third party management fees, labor reimbursement and leasing	5,235	3,872
Other	756	2,834
Total revenue	136,502	150,406
Operating expenses:
Property operating expenses	40,879	46,577
Real estate taxes	11,886	12,545
Third party management expenses	2,010	1,576
Depreciation and amortization	48,873	51,111
General and administrative expenses	9,120	8,636
Provision for impairment	7,390	1,726
Total operating expenses	120,158	122,171
Operating income	16,344	28,235
Other income (expense):
Interest income	320	750
Interest expense	(23,691)	(28,176)
Interest expense - amortization of deferred financing costs	(774)	(1,079)
Interest expense - financing obligation	(281)	(286)
Equity in (loss) income of real estate ventures	(403)	131
Net gain on disposition of real estate	115,456	9,019
Net gain on real estate venture transactions	5,929	-
Loss on early extinguishment of debt	(66,590)	-
Net income	46,310	8,594
Net income attributable to non-controlling interests	(389)	(58)
Net income attributable to Brandywine Realty Trust	45,921	8,536
Distribution to preferred shareholders	(1,725)	(1,725)
Nonforfeitable dividends allocated to unvested restricted shareholders	(105)	(101)
Net income attributable to Common Shareholders of Brandywine Realty Trust	$44,091	$6,710

PER SHARE DATA
Basic income per common share	$0.25	$0.04
Basic weighted average shares outstanding	174,788,945	179,562,930

Diluted income per common share	$0.25	$0.04
Diluted weighted average shares outstanding	175,471,413	180,655,272

BRANDYWINE REALTY TRUST

FUNDS FROM OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$44,091	$6,710
Add (deduct):
Net income attributable to non-controlling interests - LP units	387	58
Amount allocated to unvested restricted unitholders	105	101
Net gain real estate venture transactions	(5,929)	-
Net gain on disposition of real estate	(115,456)	(9,019)
Provision for impairment	7,390	1,726
Depreciation and amortization:
Real property	33,275	40,496
Leasing costs including acquired intangibles	15,514	10,538
Company’s share of unconsolidated real estate ventures	9,005	8,113
Partners’ share of consolidated joint ventures	(59)	(54)
Funds from operations	$(11,677)	$58,669
Funds from operations allocable to unvested restricted shareholders	46	(218)
Funds from operations available to common share and unit holders (FFO)	$(11,631)	$58,451

FFO per share - basic/fully diluted	$(0.07)	$0.32

Weighted-average shares/units outstanding - basic	176,324,047	181,098,032
Weighted-average shares/units outstanding - fully diluted	176,324,047	182,190,374

Distributions paid per common share	$0.15	$0.15

FFO payout ratio (distributions paid per common share/FFO per basic/diluted share	-214.3%	46.9%

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – 1st QUARTER

(unaudited and in thousands)

Of the 121 properties owned by the Company as of March 31, 2016, a total of 109 properties ("Same Store Properties") containing an aggregate of 15.8 million net rentable square feet were owned for the entire three-month periods ended March 31, 2016 and 2015. Average occupancy for the Same Store Properties was 91.9% during 2016 and 90.5% during 2015. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended March 31,
	2016	2015
Revenue
Rents	$96,069	$93,053
Tenant reimbursements	16,508	15,835
Termination fees	125	613
Other	574	1,589
Total revenue	113,276	111,090

Operating expenses
Property operating expenses	35,828	35,278
Real estate taxes	9,661	9,701
Net operating income	$67,787	$66,111

Net operating income - percentage change over prior year	2.5%

Net operating income, excluding net termination fees & other	$67,088	$64,162

Net operating income, excluding net termination fees & other - percentage change over prior year	4.6%

Net operating income	$67,787	$66,111
Straight line rents	(5,667)	(5,475)
Above/below market rent amortization	(720)	(901)
Non-cash ground rent	22	22
Cash - Net operating income	$61,422	$59,757

Cash - Net operating income - percentage change over prior year	2.8%

Cash - Net operating income, excluding net termination fees & other	$60,723	$57,555

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	5.5%

	Three Months Ended March 31,
	2016	2015
Net income	$46,310	$8,594
Add/(deduct):
Interest income	(320)	(750)
Interest expense	23,691	28,176
Interest expense - amortization of deferred financing costs	774	1,079
Interest expense - financing obligation	281	286
Equity in (income) loss of real estate ventures	403	(131)
Net gain on real estate venture transactions	(5,929)	-
Net gain on disposition of real estate	(115,456)	(9,019)
Loss on early extinguishment of debt	66,590	-
Depreciation and amortization	48,873	51,111
General & administrative expenses	9,120	8,636
Provision for impairment	7,390	1,726
Consolidated net operating income	81,727	89,708
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(13,940)	(23,597)
Same store net operating income	$67,787	$66,111